                                                                    EXHIBIT 99.3


                    CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC

                LETTER TO DEPOSITORY TRUST COMPANY PARTICIPANTS
                                      FOR
                           TENDER OF ALL OUTSTANDING

   5.70% GENERAL MORTGAGE BONDS, SERIES J,         6.95% GENERAL MORTGAGE BONDS, SERIES K,
                   DUE 2013                                        DUE 2033
          IN EXCHANGE FOR REGISTERED                      IN EXCHANGE FOR REGISTERED
   5.70% GENERAL MORTGAGE BONDS, SERIES J2,        6.95% GENERAL MORTGAGE BONDS, SERIES K2,
                   DUE 2013                                        DUE 2033

            ---------------------                           ---------------------

   5.60% GENERAL MORTGAGE BONDS, SERIES L,         5.75% GENERAL MORTGAGE BONDS, SERIES M,
               DUE JULY 1, 2023                                    DUE 2014
          IN EXCHANGE FOR REGISTERED                      IN EXCHANGE FOR REGISTERED
   5.60% GENERAL MORTGAGE BONDS, SERIES L2,        5.75% GENERAL MORTGAGE BONDS, SERIES M2,
               DUE JULY 1, 2023                                    DUE 2014




THE EXCHANGE OFFER FOR EACH SERIES OF OUTSTANDING BONDS WILL EXPIRE AT 5:00
P.M., NEW YORK CITY TIME, ON           , 2003, UNLESS EXTENDED (THE "EXPIRATION
DATE"). OUTSTANDING BONDS OF A SERIES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE FOR THAT SERIES.

To Depository Trust Company Participants:


     We are enclosing herewith the materials listed below relating to the offer by CenterPoint Energy Houston Electric, LLC (the "Company") to exchange its 5.70% General Mortgage Bonds, Series J2, due 2013, 6.95% General Mortgage Bonds, Series K2, due 2033, 5.60% General Mortgage Bonds, Series L2, due July 1, 2023 and 5.75% General Mortgage Bonds, Series M2, due 2014 (collectively, the "Exchange Bonds"), the issuance of which has been registered under the Securities Act of 1933, as amended (the "Securities Act"), for like principal amounts of the Company's issued and outstanding 5.70% General Mortgage Bonds, Series J, due 2013, 6.95% General Mortgage Bonds, Series K, due 2033, 5.60% General Mortgage Bonds, Series L, due July 1, 2023 and 5.75% General Mortgage Bonds, Series M, due 2014 (collectively, the "Outstanding Bonds"), respectively, which offer consists of separate, independent offers to exchange the Exchange Bonds of each series for Outstanding Bonds of the respective series (each, an "Exchange Offer," and sometimes collectively, the "Exchange Offer"), upon the terms and subject to the conditions set forth in the Company's prospectus dated
September   , 2003 and the related Letter of Transmittal.


     We are enclosing copies of the following documents:

          1. Prospectus dated September   , 2003;

          2. Letter of Transmittal (together with accompanying Substitute Form W-9 Guidelines);

          3. Notice of Guaranteed Delivery; and

          4. Letter that may be sent to your clients for whose account you hold Outstanding Bonds in your name or in the name of your nominee, with space provided for obtaining such client's instructions with regard to the Exchange Offer.


     We urge you to contact your clients promptly. Please note that each
Exchange Offer will expire at 5:00 p.m., New York City time, on           ,
2003, unless extended.

     The Exchange Offer for Outstanding Bonds of each series is not conditioned upon any minimum aggregate principal amount of Outstanding Bonds of that series being tendered for exchange or upon the consummation of the Exchange Offer for Outstanding Bonds of any other series.

     Under the Letter of Transmittal, each holder of Outstanding Bonds will represent to the Company that:

     - any Exchange Bonds received are being acquired in the ordinary course of business of the person receiving such Exchange Bonds;

     - such person does not have an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities
       Act) of the Outstanding Bonds or the Exchange Bonds;

     - such person is not an affiliate, as defined in Rule 405 of the Securities Act, of the Company, or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

     - if such person is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of the Exchange Bonds;

     - if such person is a broker-dealer, it is not tendering Outstanding Bonds acquired directly from the Company or one of the Company's affiliates;

     - if such person is a broker-dealer, it will receive Exchange Bonds for its own account in exchange for Outstanding Bonds that were acquired as a result of market-making activities or other trading activities, and it will deliver a prospectus in connection with any resale of such Exchange Bonds; however, by so acknowledging and by delivering a prospectus, such person will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act; and

     - such person is not acting on behalf of any person who could not truthfully and completely make the foregoing representations.

     The enclosed Letter to Clients contains an authorization by the beneficial owners of the Outstanding Bonds for you to make the foregoing representations.

     The Company will not pay any fee or commission to any broker or dealer or to any other person (other than the Exchange Agent) in connection with the solicitation of tenders of Outstanding Bonds pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Outstanding Bonds to it, except as otherwise provided in Instruction 7 of the enclosed Letter of Transmittal.

     Additional copies of the enclosed material may be obtained from us upon request.


                                         Very truly yours,



                                         JPMORGAN CHASE BANK


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